SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2017

ConocoPhillips

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32395	01-562944
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive officers and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 29, 2017, ConocoPhillips (the “Company”) and certain of its affiliates entered into a Purchase and Sale Agreement (“Sale Agreement”) with Cenovus Energy Inc. (“Cenovus”) providing for the sale by the Company of its 50 percent non-operated interest in the FCCL Partnership, the owner of the Foster Creek,  Christina Lake and Narrows Lake oil sands projects in northeast Alberta (“FCCL Interest”), as well as the majority of the Company’s western Canadian conventional assets, including the Company’s exploration and production assets and related infrastructure and agreements in the Elmworth-Wapiti, Kaybob-Edson and Clearwater operating areas, and all of the Company’s interest in petroleum and natural gas rights and oil sands leases within a certain area of mutual interest northwest of Foster Creek (collectively called the “WCBU Assets”). In Canada, the Company will retain its operated 50 percent interest in the Surmont oil sands joint venture and its 100 percent operated interest in the Blueberry-Montney unconventional acreage position. The effective date of the transaction is January 1, 2017 and it is expected to close in the second quarter of 2017 (the “Closing”).

The FCCL Interest and WCBU Assets are to be acquired by Cenovus for total consideration comprised of $10.6 billion in cash (subject to closing adjustments and the exercise of rights of first refusal on certain assets) and 208,000,000 common shares issued by Cenovus (“Share Consideration”). Pursuant to the Sale Agreement, the Company will receive an immediate deposit of $129.5 million and, if the sale is completed, the deposit and interest thereon will be credited to Cenovus as partial payment of the total consideration.

As part of the Sale Agreement, Cenovus agreed that for each quarter in the five years following the Closing in which the average daily Western Canadian Select (“WCS”) price exceeds CA$52.00/bbl, Cenovus will make contingent payments to the Company in an amount equal to CA$6 million multiplied by the amount that the average daily WCS price exceeds CA$52.00 per barrel. The calculation includes an adjustment mechanism related to significant outages which may reduce the amount of the contingent payment. The contingent payments are uncapped.

The consummation of the transaction contemplated by the Sale Agreement is subject to certain specified closing conditions precedent including, but not limited to, receipt of regulatory approvals and the accuracy of representations and warranties and the performance of covenants and the receipt of certain deliverables.

The Sale Agreement contains provisions regarding the identification and rectification of environmental and title defects of the WCBU Assets. The Sale Agreement also provides adjustment and indemnification remedies for Cenovus if undisclosed environmental and title defects identified by Cenovus for the WCBU Assets have a value in excess of $250 million. Cenovus and the Company have also agreed to indemnify each other from Closing in respect of certain losses and liabilities arising out of breaches of representations and warranties or failure to perform covenants, subject to certain conditions. The indemnities have thresholds and expire in a manner which is customary for agreements of this type.

Until the Closing, the Company has agreed, subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice and will not undertake certain activities without consent from Cenovus.

As part of the Sale Agreement, the Company and certain of its affiliates and Cenovus agreed to enter into an Investor Agreement and a Registration Rights Agreement at Closing. These agreements will regulate the Company’s actions relating to the business and affairs of Cenovus and provide the Company with certain rights in respect of the Share Consideration.  Under the Investor Agreement, the Company has agreed not to transfer any of its Cenovus common shares until the date six months from the Closing (the “Lock-up Termination Date”), and, subject to certain exceptions, not to transfer (i) 5 percent or more of the then-outstanding Cenovus common shares in a block trade or

(ii) 5 percent or more of the then-outstanding Cenovus common shares held by the Company and its affiliates to any single person or group of related persons in a single transaction or series of related transactions.  The Company has also agreed under the Investor Agreement that it (i) will vote its Cenovus common shares (or abstain from voting) for all nominees proposed by Cenovus to serve on Cenovus’ board of directors and for all other matters recommended to shareholders by Cenovus’ board of directors, and (ii) will not acquire any additional Cenovus common shares, subject to limited exceptions, or otherwise take certain specified actions designed to influence Cenovus’ management or board of directors. The Company’s obligations under the Investor Agreement terminate upon termination of the Registration Rights Agreement as described below.

The Registration Rights Agreement provides the Company and its affiliates with customary registration rights in Canada and the United States with respect to the Share Consideration, including three demand registration rights during each year and piggyback registration rights on any offering conducted by Cenovus.  The Company’s right to demand registration and participate in Cenovus offerings under the Registration Rights Agreement begin on the Lock-up Termination Date, and terminate once the Company and its affiliates cease to hold more than 3.5 percent of the number of then-outstanding Cenovus common shares.

The foregoing description of the Sale Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. The Sale Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the Sale Agreement as of the specific dates therein, is solely for the benefit of the parties to the Sale Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Sale Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Sale Agreement and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01                                           Regulation FD Disclosure.

On March 29, 2017, the Company issued a press release announcing the Company’s entry into the Sale Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

99.1	Press Release issued by ConocoPhillips on March 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

	By:	/s/ Janet Langford Carrig
		Name:	Janet Langford Carrig
		Title:	Senior Vice President, Legal, General Counsel
Date: March 29, 2017			and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ConocoPhillips on March 29, 2017.